As filed with the Securities and Exchange Commission on May 15, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gogo Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	27-1650905
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

105 Edgeview Dr., Suite 300

Broomfield, CO 80021

(303) 301-3271

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Crystal Gordon

EVP, General Counsel, Chief Administrative Officer and Secretary

105 Edgeview Dr., Suite 300

Broomfield, CO 80021

(303) 301-3271

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Scott Levi

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 819-8200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

GOGO INC.

Up to 56,550,660 shares of

COMMON STOCK

Offered by the Selling Security-Holders

We previously filed on May 5, 2022 a registration statement on Form S-3 (File No. 333-264687) (the “Prior Registration Statement”), which registered the resale of certain shares of our common stock held by certain of our security-holders, pursuant to their rights under registration rights agreements with us. Certain selling security-holders covered by the Prior Registration Statement continue to have registration rights over an aggregate of 56,550,660 shares of our common stock. As a result, we have filed a new registration statement on Form S-3 (of which this prospectus forms part) to register the resale of such shares of common stock by such security-holders. To the extent that any selling security-holder named herein resells any shares of our common stock, the selling security-holder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling security-holder. Selling security-holders that are affiliates of us may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and, as a result, may be deemed to be offering securities, indirectly, or on our behalf. We will not receive any proceeds from the sale of securities by the selling security-holders pursuant to this prospectus, but we may bear a portion of the expenses of the offering of such securities.

You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

The selling security-holders may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “GOGO.” Any common stock sold pursuant to a prospectus supplement will be listed on Nasdaq.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS, AS WELL AS THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT, BEFORE MAKING A DECISION TO INVEST IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 15, 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatically effective registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may offer and sell, from time to time, in one or more offerings up to 56,550,660 shares of our common stock. This prospectus provides you with a general description of the securities the selling security-holders may offer.

Each time the selling security-holders (also referred to herein as the “selling stockholders”) offer to sell shares of common stock, the selling security-holders will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free-writing prospectus, as applicable. You should read this prospectus and the applicable prospectus supplement (and any applicable free-writing prospectus) together with the additional information incorporated by reference into this prospectus and the applicable prospectus supplement (and any applicable free-writing prospectus) as described under the heading “Incorporation of Certain Documents by Reference” and the additional information described under the heading “Where You Can Find More Information” in deciding whether or not to invest in the securities the selling security-holders may offer.

Neither we, nor the selling security-holders, have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement.

This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

In this prospectus, the terms “we,” “us,” “our,” the “Company” and “Gogo” refer to Gogo Inc. and its direct and indirect subsidiaries, as the context requires.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated in this prospectus and any accompanying prospectus supplement and any document incorporated by reference herein or therein include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, international expansion, future technologies, future operations, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will” and the negative of these or similar terms. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Factors that could cause actual events, results or outcomes to differ from those anticipated by these and other forward-looking statements include, among others, the items in the following list, which also summarizes some of our more principal risks:

●	our ability to continue to generate revenue from the provision of our connectivity services;

●	our development and fixed-price contracts;

●	our reliance on our key original equipment manufacturers and dealers for equipment sales;

●	our dependence on single-source, third party satellite network providers;

●	the impact of competition;

●	our ability to maintain high-quality customer support;

●	our reliance on third parties for equipment components and services;

●	our participation in U.S. government contracts;

●	our participation in non-U.S. government contracts;

●	the finite useful life of satellites;

●	the impact of global supply chain and logistics issues, tariffs and inflationary trends;

●	the continued expansion of our business outside of the United States;

●	foreign currency risk;

●	the impact of our expansion geographically and otherwise on our corporate culture;

●	our ability to recruit, train and retain highly skilled employees, and the loss of any key personnel;

●	the impact of pandemics or other outbreaks of contagious diseases, and the measures implemented to combat them;

●	the impact of adverse economic conditions;

●	our ability to fully utilize portions of our deferred tax assets;

●	the impact of attention to climate change, conservation measures and other sustainability-related matters;

●	our ability to evaluate or pursue strategic opportunities;

●	our ability to integrate the acquired business of Satcom Direct, LLC and certain of its affiliates and subsidiaries (collectively, “Satcom Direct”), and the potential failure to realize or delay in realizing all of the anticipated benefits of the acquisition;

●	the changes in executive management that occurred as part of the Satcom Direct acquisition;

●	our ability to develop and deploy Gogo 5G, Gogo Galileo or other next generation technologies;

●	our ability to maintain our rights to use our licensed 4Mhz of ATG spectrum in the United States and obtain rights to additional spectrum if needed;

●	the impact of service interruptions or delays, cyberattacks, technology failures, equipment damage or system disruptions or failures;

●	the impact of assertions by third parties of infringement, misappropriation or other violations;

●	our ability to innovate and provide products and services;

●	our ability to protect our intellectual property rights;

●	risks associated with the use of artificial intelligence in our products and services;

●	the impact of our use of open-source software;

●	the impact of equipment failure or material defects or errors in our software;

●	our ability to comply with applicable foreign ownership limitations;

●	the impact of government regulation of communication networks, and the internet;

●	our possession and use of personal information;

●	risks associated with participation in the FCC Reimbursement Program;

●	our ability to comply with anti-bribery, anti-corruption and anti-money laundering; and

●	other factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference herein, and any additional risks described in our other filings with the SEC.

Important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” in this prospectus and any accompanying prospectus supplement, as well as the documents we incorporate by reference. Any one of these factors or a combination of these factors could materially affect our financial condition or future results of operations and could influence whether any forward-looking statements contained in this prospectus or any prospectus supplement ultimately prove to be accurate. Our forward-looking statements are not guarantees of future performance, and you should not place undue reliance on them. All forward-looking statements speak only as of the date made and unless required by law we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

An investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, investors should carefully consider, among other things, the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including, without limitation, the matters discussed under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference herein, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in partial or complete loss of your investment. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.gogoair.com. Our website is not part of this prospectus and is not incorporated by reference into this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC. This prospectus omits some of the information contained in the registration statement, and we refer you to the full registration statement for further information about us and the securities being offered by the selling security-holders under this prospectus. Before making an investment decision, you should read, in addition to this prospectus and the registration statement, any documents that we incorporate by reference in this prospectus, as referred to under “Incorporation of Certain Documents by Reference.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We also specifically incorporate by reference the following documents, which we have already filed with the SEC:

(i)	our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”), filed with the SEC on March 14, 2025;

(ii)	the information specifically incorporated by reference into our 2024 Form 10-K from our Definitive Proxy Statement on Schedule 14A (the “2025 Proxy Statement”), filed with the SEC on April 29, 2025;

(iii)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 9, 2025;

(iv)	our Current Report on Form 8-K filed with the SEC on April 17, 2025 as well as the Current Reports filed on Form 8-K/A filed with the SEC on January 14, 2025 and February 18, 2025; and

(v)	the description of our common stock contained in Exhibit 4.3 to our 2024 Form 10-K, and any amendment or report filed with the SEC for the purpose of updating the description.

In addition, we also incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and until the termination of this offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Nothing in this prospectus shall be deemed to incorporate information “furnished” but not “filed” with the SEC, including pursuant to Item 2.02 or Item 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of Form 8-K.

You may request a copy of these filings as well as any future filings incorporated by reference, at no cost, by writing or telephoning us at our principal executive offices at the following address:

Gogo Inc.

Attention: Corporate Secretary

105 Edgeview Dr., Suite 300

Broomfield, CO 80021

(303) 301-3271

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

USE OF PROCEEDS

We will not receive any proceeds from the sales of shares of our common stock by the selling security-holders.

DESCRIPTION OF CAPITAL STOCK

A description of our common stock and preferred stock is set forth in Exhibit 4.3 to our 2024 Form 10-K, which description is incorporated by reference herein.

SELLING SECURITY-HOLDERS

This prospectus relates to the possible resale of up to 56,550,660 in the aggregate of shares of our common stock held by the selling security-holders.

The selling security-holders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “selling security-holders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the selling security-holders’ interest in the securities other than through a public sale.

The following table provides the names of the selling security-holders and the number of shares of common stock offered by such selling security-holders under this prospectus. The selling security-holders listed below have previously been granted registration rights with respect to the securities offered hereby pursuant to certain registration rights agreements described in the footnotes to the table.

We cannot advise you as to whether the selling security-holders will in fact sell any or all of such securities. In particular, the selling security-holders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the selling security-holders, including regarding the identity of, and the securities held by, each selling security-holder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Please see the section entitled “Plan of Distribution” for further information regarding the selling security-holders’ method of distributing these securities.

The number of shares and percentages of beneficial ownership set forth below are based on 132,263,584 shares of our common stock outstanding as of May 2, 2025. Beneficial ownership is determined under the SEC rules and regulations and generally includes voting or investment power over securities. We have prepared the table based on information given to us by, or on behalf of, the selling security-holders.

	Shares of Common Stock Beneficially Owned		Shares of Common	Shares of Common Stock Beneficially Owned After the Sale of the Maximum Number of Shares of Common Stock That May be Offered for Resale
Name of Beneficial Owner	Number of Shares	Percent of Common Stock Outstanding	Stock that May be Offered for Resale	Number of Shares	Percent of Common Stock Outstanding
GTCR Affiliates (1)	31,739,011	24.0%	31,739,011	—	—
Thorndale Farm Gogo, LLC (2)	27,163,859	20.5%	23,394,875	3,768,984	2.8%
Pac 3, LLC (3)	2,120,344	1.6%	1,416,774	703,570	0.5%

(1)	Represents 19,064,529 shares held directly by Silver (XII) Holdings, LLC and 12,674,482 shares held directly by Silver (Equity Holdings), LP. GTCR Partners XII/A&C LP (“Partners XII/A&C”), solely in its capacity as the sole general partner of Silver Equity and the manager of Silver XII Holdings, and GTCR Investment XII LLC, solely in its capacity as the sole general partner of Partners XII/A&C, may be deemed to possess indirect beneficial ownership of the shares of common stock held directly by Silver (Equity Holdings), LP and Silver (XII) Holdings, LLC. The principal business address of each of the foregoing entities is 300 North LaSalle Street, Suite 5600, Chicago, IL 60654. The registration of the shares of common stock held by Silver (XII) Holdings, LLC and Partners XII/A&C in the registration statement of which this prospectus is a part is being undertaken pursuant to a registration rights agreement with us, originally entered into in 2021 (the “2021 Registration Rights Agreement”).

(2)	Oakleigh Thorne, in his capacity as the chief executive officer of Thorndale Farm, Inc., and Thorndale Farm, Inc., in its capacity as the managing member of Thorndale Farm Gogo, LLC, may be deemed to possess indirect beneficial ownership of the shares of common stock held directly by Thorndale Farm Gogo, LLC. The principal business address of each of the foregoing entities is c/o Thorndale Farm, Inc., P.O. Box 258, Millbrook, NY 12545. Mr. Thorne served as our Chief Executive Officer from 2018 until December 2024, as a member of our board of directors since 2006 and as our Executive Chair since December 2024. The registration of the shares of common stock held by Thorndale Farm Gogo, LLC in the registration statement of which this prospectus is a part is being undertaken pursuant to a registration rights agreement with us, originally entered into in 2009 (the “2009 Registration Rights Agreement”).

(3)	Charles Townsend, in his capacity as the president of Pac 3, LLC, may be deemed to possess indirect beneficial ownership of the shares of common stock held directly by Pac 3, LLC. The principal business address of Pac 3, LLC is 63 Alfred Drown Road, Barrington, RI, 02806. Mr. Townsend has served as a member of our board of directors since 2010. The registration of the shares of common stock held by Pac 3, LLC in the registration statement of which this prospectus is a part is being undertaken pursuant to the 2009 Registration Rights Agreement.

Material Relationships

Other than as set forth above, for information regarding material relationships and transactions between us and the selling stockholders within the past three years, including the 2009 Registration Rights Agreement and the 2021 Registration Rights Agreement, see the section titled “Related Person Transactions” and “Executive Compensation Tables—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment and Other Agreements—Oakleigh Thorne” of our 2025 Proxy Statement, which is incorporated by reference herein.

PLAN OF DISTRIBUTION

We are registering the shares of our common stock covered by this prospectus so the selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares of our common stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders, and their successors, including pledgees, donees, permitted transferees and assignees, may use any one or more of the following methods, without limitation, when disposing of our common stock:

●	through one or more underwriters in a public offering, pursuant to which underwriters may resell our common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale;

●	through broker-dealers, who may act as agents or principals;

●	block trades in which the broker-dealer will attempt to sell our common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	privately negotiated transactions;

●	through the settlement of short sales (including short sales “against the box”);

●	by pledge to secure debts and other obligations (including obligations associated with derivative transactions);

●	through entering into or settling of standardized or over-the-counter options, swaps or other hedging or derivative transactions, whether through an options exchange or otherwise;

●	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

●	through the distribution by the selling stockholders to their partners, members or stockholders;

●	sales pursuant to Rule 144;

●	any other method permitted pursuant to applicable law; and

●	a combination of any such methods of disposition.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

●	purchases of our common stock by a broker-dealer as principal and resales of our common stock by the broker-dealer for its account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; or

●	transactions in which the broker-dealer solicits purchasers on a best efforts basis.

We are not aware of any agreements, understandings or arrangements between the selling stockholders and any underwriters or broker-dealers regarding the sale of our common stock covered by this prospectus. At any time a particular offer of the shares of our common stock covered by this prospectus is made, a prospectus supplement, if required, will set forth the aggregate amount of shares of our common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents and any other required information. To the extent required, the applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of our common stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

If the selling stockholders utilize a dealer in the sale of the securities being offered pursuant to this prospectus, the selling stockholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

The selling stockholders may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commission that the selling stockholders must pay for solicitation of these contracts will be described in a prospectus supplement, to the extent required.

The selling stockholders may enter into derivative transactions with broker-dealers, other financial institutions or third parties or sell securities not covered by this prospectus in privately negotiated or registered transactions. These transactions may involve the sale of shares of our common stock by the selling stockholders by forward sale or by an offering (directly or by entering into derivative transactions with broker-dealers, other financial institutions or third parties) of options, swaps, rights, warrants or other securities that are offered with, convertible into or exchangeable for shares of our common stock.

The selling stockholders may also enter into other option or other transactions with broker-dealers, other financial institutions or third parties or enter into one or more derivative securities that in each case may involve the delivery to such broker-dealer, other financial institution or third party of shares of our common stock offered by this prospectus, which may then resell or otherwise transfer the shares. In addition, the selling stockholders may, from time to time, sell shares of our common stock short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

The selling stockholders may also enter into hedging transactions with broker-dealers or other financial institutions and the broker-dealers or other financial institutions may engage in short sales of shares of our common stock in the course of hedging the positions they assume with the selling stockholders, including, without limitation, in connection with distributions of shares by those broker-dealers or other financial institutions.

In connection with the sale of shares of our common stock, the selling stockholders may loan or pledge, hypothecate or grant a security interest in the shares of our common stock to broker-dealers, other financial institutions or third parties which in turn may resell or otherwise transfer the shares.

This prospectus may be supplemented from time to time to describe a specific plan of distribution and any related transactions.

The aggregate proceeds to the selling stockholders from the sale of our common stock offered by them will be the purchase price of the shares less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our common stock to be made directly or through agents. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

The selling stockholders may sell shares of our common stock directly to purchasers. In this case, they may not engage underwriters or agents in the offer or sale of such shares. The selling stockholders also may resell all or a portion of the shares of our common stock in open market transactions in reliance upon Rule 144 under the Securities Act rather than pursuant to this prospectus, provided that it meets the criteria and conforms to the requirements of that rule.

The selling stockholders may also elect to make a distribution of the shares of our common stock covered by this prospectus to their members, partners or stockholders. The members, partners or stockholders of the selling stockholders who receive shares of our common stock pursuant to a registered distribution may sell those shares of common stock directly to purchasers or through underwriters, broker-dealers or agents under Section 4(a)(1) of the Securities Act, except to the extent any such member, partner or stockholders is deemed to be our “affiliate” under Rule 144 of the Securities Act. After receiving shares of our common stock, the members, partners and stockholders of the distributing selling stockholders, to the extent not deemed to be our “affiliate” under Rule 144 of the Securities Act, will act independently of us and the selling stockholders in making decisions regarding the timing, manner and size of each sale of our common stock.

In connection with the sale of our common stock covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of our common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any underwriters, broker-dealers or agents that participate in the sale of the shares of our common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of our common stock may be underwriting discounts and commissions under the Securities Act. In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker dealer will not exceed 8% of any offering pursuant to this prospectus.

To the extent required, the shares of our common stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, any applicable commissions, discounts or concessions, and other terms with respect to a particular offer will be set forth in a prospectus supplement.

We and the selling stockholders may enter into agreements pursuant to which underwriters, dealers and agents who participate in the distribution of the shares of our common stock may be entitled to indemnification by us or the selling stockholders against certain liabilities, including liabilities arising under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

We may bear a portion of expenses in connection with registering our common stock offered by this prospectus. The selling stockholders will pay any underwriting discounts, selling commissions and transfer taxes and fees and disbursements of counsel and any other advisers or agents of theirs incurred in connection with the offering of our common stock pursuant to this prospectus.

Certain of the underwriters, broker-dealers or agents who may become involved in the sale of the shares of our common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of our common stock in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

The selling stockholders may also make sales through the Internet or through other electronic means. Since the selling stockholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering system for the pricing and allocation of such securities, you should pay particular attention to the description of that system provided in any prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by the selling stockholders, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

We cannot assure you that the selling stockholders will sell any or all of the shares of our common stock offered by it pursuant to this prospectus. In addition, we cannot assure you that the selling stockholders will not transfer, device or gift the shares of our common stock by other means not described in this prospectus.

VALIDITY OF THE SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for the Company by White & Case LLP and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements of Gogo Inc. and subsidiaries, as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus, and the effectiveness of Gogo Inc.’s and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated fees and expenses (not including underwriting discounts and commissions) payable by the Registrant in connection with the issuance and distribution of the securities being registered hereby are set forth in the following table:

SEC registration fee	$66,103.11
Printing expenses		$(1)
Legal fees and expenses		$(1)
Accounting fees and expenses		$(1)
Blue Sky fees and expenses		$(1)
Miscellaneous		$(1)
Total		$(1)

(1)	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly are not known at the time of filing this registration statement.

Item 15. Indemnification of Directors and Officers.

Delaware General Corporation Law. Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation provides for such limitation of liability for directors.

Certificate of Incorporation. Our amended and restated certificate of incorporation provides that we shall, to the fullest extent authorized by the DGCL, indemnify any person who is or was a director or officer of the Company or its subsidiaries. We may, by action of our board of directors, provide indemnification and advancement of expenses to such other employees and agents of the Company or its subsidiaries to such extent and to such effect as the board of directors shall determine to be appropriate and authorized by the DGCL. Our amended and restated certificate of incorporation provides that no director of the Company shall be personally liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Bylaws. Our amended and restated bylaws provide that we shall, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party or is otherwise involved in any action, suit or proceeding (whether civil, criminal or otherwise) by reason of the fact that he or she, (x) is or was a director or officer of the Company, (y) while serving as a director or officer of the Company, is or was serving, or agreed to serve, at the request of the Company as a director, officer, employee, manager or agent of another corporation, partnership, joint venture, trust or other enterprise or (z) is or was serving, or agreed to serve, at the request of the Company as a director, officer or manager of another corporation, partnership, joint venture, trust or other enterprise; provided, however, we shall indemnify any such person in connection with an action, suit or proceeding initiated by such person, including a counterclaim or crossclaim, only if such action, suit or proceeding was authorized by our board of directors.

Indemnification Agreements. In addition to the provisions of our amended and restated certificate of incorporation and amended and restated bylaws described above, we have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreement provides our directors and executive officers with contractual rights to the indemnification and expense advancement rights provided under our amended and restated bylaws, as well as contractual rights to additional indemnification as provided in the indemnification agreement.

D&O Insurance. We maintain standard policies of insurance under which coverage is provided to our directors and executive officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such executive officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16. Exhibits.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Documents
1.1*	Form of Underwriting Agreement
2.1†#	Purchase Agreement, by and among Satcom Direct Holdings, Inc., SDHC Holdings, Inc., Satcom Direct Government Holdings, Inc., ndtHost Holdings, Inc., Satcom Direct, Inc., Satcom Direct Holding Company, LLC, Satcom Direct Government, Inc., ndtHost, LLC, Gogo Direct Holdings LLC, James W. Jensen and Gogo Inc., dated as of September 29, 2024 (incorporated by reference to Exhibit 2.1 to Form 8-K filed on October 1, 2024 (File No. 001-35975))
4.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Form 10-Q filed on August 7, 2013 (File No. 001-35975))
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to Form 8-K filed on August 2, 2023 (File No. 001-35975))
4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Gogo Inc. Registration Statement on Form S-1 (File No. 333-178727))
4.4	Registration Rights Agreement, dated as of December 31, 2009, by and between AC Holdco Inc. and the Class A Holders, the Thorne Investors and the other investors named therein (incorporated by reference to Exhibit 4.3 to Gogo Inc. Registration Statement on Form S-1 (File No. 333-178727))
4.5	Registration Rights Agreement, dated as of April 9, 2021, by and among Gogo Inc., Silver (XII) Holdings, LLC and Silver (Equity) Holdings, LP (incorporated by reference to Exhibit 10.2 to Form 8-K filed on April 14, 2021 (File No. 001-35975))
4.6	Amendment to the Registration Rights Agreement, dated as of April 9, 2021, by and between Gogo Inc. (f/k/a AC HoldCo Inc.) and Thorndale Farm Gogo, LLC (as assignee to the interests of the Thorne Investors, as defined therein) (incorporated by reference to Exhibit 10.3 to Form 8-K filed on April 14, 2021 (File No. 001-35975))
4.7	Amendment to the Registration Rights Agreement, dated as of May 25, 2021, by and among Gogo Inc., Silver (XII) Holdings, LLC and Silver (Equity) Holdings, LP (incorporated by reference to Exhibit 4.3 to Form 10-Q filed on August 5, 2021 (File No. 001-35975))
4.8	Amendment No. 2 to the Registration Rights Agreement, dated as of March 2, 2022, by and among Gogo Inc., Silver (XII) Holdings, LLC and Silver (Equity) Holdings LP (incorporated by reference to Exhibit 4.10 to Form 10-K filed on March 3, 2022 (File No. 001-35975))
5.1	Opinion of White & Case LLP as to the legality of the offered securities
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of White & Case LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in Part II of this Registration Statement)
107	Filing Fee Table

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

†	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

#	Certain provisions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 15, 2025.

GOGO INC.

BY:	/s/ Christopher Moore
	Name:	Christopher Moore
	Title:	Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Zachary Cotner and Crystal L. Gordon, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and any related registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher Moore	Chief Executive Officer and Director	May 15, 2025
(Christopher Moore)	(Principal Executive Officer)

/s/ Zachary Cotner	Executive Vice President and Chief Financial Officer	May 15, 2025
(Zachary Cotner)	(Principal Financial Officer)

/s/ Leigh Goldfine	Vice President, Controller and Chief Accounting Officer	May 15, 2025
(Leigh Goldfine)	(Principal Accounting Officer)

/s/ Mark Anderson	Director	May 15, 2025
(Mark Anderson)

/s/ Robert L. Crandall	Director	May 15, 2025
(Robert L. Crandall)

/s/ Hugh W. Jones	Lead Independent Director	May 15, 2025
(Hugh W. Jones)

/s/ Monte J.M. Koch	Director	May 15, 2025
(Monte J.M. Koch)

/s/ Michele Coleman Mayes	Director	May 15, 2025
(Michele Coleman Mayes)

/s/ Christopher D. Payne	Director	May 15, 2025
(Christopher D. Payne)

/s/ Oakleigh Thorne	Executive Chair of the Board	May 15, 2025
(Oakleigh Thorne)

/s/ Charles C. Townsend	Director	May 15, 2025
(Charles C. Townsend)

/s/ Harris N. Williams	Director	May 15, 2025
(Harris N. Williams)